                                                                   EXHIBIT 10.46



                                MASTER AGREEMENT



                            AGREEMENT NO. 4998FL0009



                                     BETWEEN




                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                                11400 BURNET ROAD
                                AUSTIN, TX 78758



                                       AND


                              SYMANTEC CORPORATION
                               10201 TORRE AVENUE
                               CUPERTINO, CA 95014








Certain information is this Master Agreement has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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This is a Master Agreement (hereinafter "Agreement") between International
Business Machines Corporation (hereinafter "IBM") with an address for purposes of this Agreement at 11400 Burnet Road, Austin, TX 78758 and Symantec Corporation and Symantec Limited (hereinafter, collectively, "Symantec") with an address for purposes of this Agreement at 10201 Torre Avenue, Cupertino, CA 95014 dated May 18, 1998 ("Effective Date").

WHEREAS, IBM is the owner of or has rights to certain Code, including Code generally referred to as IBM AntiVirus;

WHEREAS, IBM has entered into various contracts with Customers and QEMs related to IBM AntiVirus; and

WHEREAS, Symantec desires to obtain the assignment of such various contracts and obtain a license to such IBM AntiVirus and other Code to provide support pursuant to the various contracts with Customers and OEMs;


NOW, THEREFORE, IBM AND SYMANTEC AGREE AS FOLLOWS:

1       DEFINITIONS

 .1      CODE shall mean computer programming code, including both Object Code and Source Code.

        a. OBJECT CODE shall mean Code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.

        b. SOURCE CODE shall mean Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code.
             Source Code does not include Object Code.

1.2 COLLABORATION AGREEMENT shall mean the Collaboration Agreement between the parties dated the same day as this Agreement, as amended from time to time.

1.3 CORPUS shall mean a collection of uninfected programs that is used to help ensure a low rate of false positives in an antivirus product, for example, by testing a virus definition on the Corpus to determine that it does not identify a virus, or proactively by using the characteristics of the Corpus to select a virus definition that is projected to have a low rate of false positives.

1.4 CUSTOMER shall mean a party that has licensed or acquired IBM AntiVirus from IBM or an IBM OEM for internal use and not for distribution.

1.5 CUSTOMER AGREEMENTS shall mean the forms of contracts and licenses that are used by IBM to license IBM AntiVirus to Customers, including without limitation Subscriptions, together


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        with all attachments and other documents that form a part of such contracts and licenses, in each case which relate to IBM AntiVirus, and which arc attached to this Agreement in Part A of Attachment 2.

1.6 DERIVATIVE WORK shall mean a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.7 DEVELOPMENT DOCUMENTATION shall mean manuals and other materials such as logic manuals, flow charts and principles of operation that are useful for development and support purposes.

1.8 END USER DOCUMENTATION shall mean user manuals and other materials which are generally provided with the IBM AntiVirus to Customers.

1.9 HARMFUL CODE shall mean viruses, worms, or other code that are intentionally designed to damage, interfere with or otherwise adversely affect computers, programs or files without the consent or intent of the computer user.

1.10 IBM ANTIVIRUS shall mean the Code IBM has made generally available to Customers that detects and removes computer viruses as described more fully in Attachment 1.

1.11 IBM ANTIVIRUS ADMINISTRATION PROGRAM shall mean the latest version of the Code that gathers known and suspected computer viruses from personal computers and workstations, and distributes code to detect and remove computer viruses from such personal computers and workstations.

1.12 IBM ANTIVIRUS ANALYSIS PROGRAM shall mean the latest version of the Code that replicates and analyzes computer viruses and prepares code that detects and removes computer viruses, other than the Corpus and virus collections.

1.13 IBM ANTIVIRUS IMMUNE SYSTEM shall mean the latest version of the IBM AntiVirus Communication Subsystem Program, IBM AntiVirus Administration Program and the IBM AntiVirus Analysis Program.

1.14 IBM ANTIVIRUS COMMUNICATION SUBSYSTEM PROGRAM shall mean the latest version of the Code that performs transmission of suspected viruses and code that removes and detects viruses between the IBM AntiVirus Administration Program and the IBM AntiVirus Analysis Program.

1.15 IMMUNE AGENT shall mean portions of a Symantec Anti Virus Immune System that are designed to execute solely on a client or server that resides on the end user's premises.

1.16 IMMUNE ENABLED ANTI VIRUS PRODUCTS shall mean any product containing the mark referenced in Section 8.4 or products whose principle function is to detect and remove computer viruses and malicious code and that are capable of accessing any Symantec Anti


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        Virus Immune System and which implementation exists as of the date of sale or license of a unit such product.

1.17 MAINTENANCE SUPPORT is the service provided when a customer identifies an Error. There are three levels of support:

        a. LEVEL 1 is the service provided in response to the customer's initial contact identifying an Error.

        b. LEVEL 2 is the service provided to reproduce and attempt to correct the Error, or to find that the service provider cannot reproduce the Error,

        C. LEVEL 3 is the service provided to isolate the Error at the component level of the Products, The service provider distributes the Error correction or circumvention, or gives notice if no correction or circumvention is found.

1.18 IMMUNE SERVICES shall mean services provided by Symantec that utilize the Symantec AntiVirus Immune System for the purpose of detection and removal of computer viruses and malicious code.

1.19 NET RECEIPTS shall mean Symantec's gross receipts (exclusive of taxes (other than taxes on Symantec's income), product handling and processing charges, insurance and transportation costs) from all sales, licenses, shipments and distributions of Immune Enabled AntiVirus Products; NAV Netware, NAV for OS/2, NAV for Notes for OS/2, NAV for Notes for System 390 and NAV for Notes for AS/400 following the later dates specified in the table in Section 4.4 applicable to such products in the event that Symantec elects not to complete immune system enablement for such products pursuant to Section 4.4; and provision of Immune Services less any credits, rebates or refunds for the sale, licensing, shipment or distribution of the foregoing products and services . Net receipts will not include any receipts from the foregoing products distributed to end users as defect replacement copies of the foregoing products for which Symantec receives any payment under $10.00, and no amount will be credited or paid to IBM with respect to any receipts under $10.00 from copies of the foregoing products supplied for promotional purposes to the press, trade, sales representatives or potential customers for the foregoing products.

1.20 OEM shall mean a business entity that is a third party licensed by IBM to distribute IBM AntiVirus to Customers in conjunction with their products.

1.21 OEM AGREEMENTS SHALL MEAN THE CONTRACTS and licenses pursuant to which IBM has licensed IBM AntiVirus to OEMs together with all attachments and other documents that form a part of such contracts and licenses, in each case which relate to IBM AntiVirus, and which are attached to this Agreement in Part A of Attachment 2.

1.22 SUBSIDIARY shall mean an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.


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1.23    SUBSCRIPTION shall mean materials provided to Customers that permit
        Customers to submit orders for updates to the IBM AntiVirus. Copies of Subscriptions are set forth in Part A of Attachment 2.

1.24 SYMANTEC ANTI VIRUS IMMUNE SYSTEM shall mean any implementation of all or part of the IBM AntiVirus Immune System done by or for Symantec that implements an analysis subsystem, communications subsystem and administration subsystem.

1.25 TOOLS shall mean devices, test cases, programming documentation, media or other items required for the development, maintenance or support of IBM AntiVirus, other than the Corpus and virus collections.

1.26 YEAR 2000 READY shall mean that a product or deliverable when used in accordance with its associated documentation is capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware software and firmware) used with the product or deliverable properly exchange accurate date data with it.

2       ASSIGNMENT

2.1 IBM hereby assigns to Symantec and Symantec hereby accepts the assignment of (a) the contracts and licenses with Customers identified in Part B of Attachment 2 to the extent that the contracts and licenses relate to IBM AntiVirus and (b) the OEM Agreements to the extent that the OEM Agreements relate to IBM AntiVirus. [*] Any attachments, schedules or exhibits which are not a part of Attachment 2, but which relate to contracts or licenses contained in Attachment 2, shall not be considered part of the contracts or licenses assumed by Symantec.

2.2 Symantec further agrees to assume contracts and licenses with OEMs identified by IBM after the execution of this Agreement as long as IBM provides the information required by Section 3.4 and the contracts and licenses are identical to the OEM Agreements (including all attachments and other documents that form a part of such contracts and licenses, to the extent that they relate to the IBM AntiVirus) [*]. [*]


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2.3     Symantec further agrees to assume contracts and licenses with Customers identified by IBM after the execution of this Agreement as long as IBM provides the information required by Section 3.4 and the contracts and licenses are identical to the Customer Agreements (including all attachments and other documents that form a part of such contracts and licenses, to the extent that they relate to the IBM AntiVirus) [*]. [*]

2.4     [*]

2.5 Symantec agrees to make a good faith effort to transition all the Customers listed on Part B of Attachment 2 to Norton Anti Virus ("NAV") which effort will be comprised of no less than the following steps:

        TRANSITION ACTIONS

        [*]

        Symantec will produce a program to help replace IBM AntiVirus with NAV (IBM will provide technical specifications, consulting advice and access to unique porting platforms, as requested by Symantec. Symantec will grant a royalty free license to IBM to use such



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        program.)

        [*]

3       RESPONSIBILITIES OF IBM

3.1 IBM will deliver to Symantec one copy of the IBM AntiVirus and IBM AntiVirus Immune System, in Object Code and Source Code form within thirty (30) days after execution of this Agreement.

3.2 IBM will deliver to Symantec one copy of the Tools in Object code form upon execution of this Agreement within thirty (30) days after execution of this Agreement.

3.3 IBM will deliver to Symantec one copy of the Development Documentation and End User Documentation within thirty (30) days after execution of this Agreement.

3.4 IBM will use reasonable efforts to attach as part of Attachment 2 as of execution of this Agreement, (a) a list of all Customers and OEMs to whom IBM has licensed IBM AntiVirus including the type of contract or license entered into with each Customer and OEM, the location of the Customer or OEM, a contact address and name for each Customer and OEM, and the expiration date or commencement date of the contract or license,
        (b) copies of each type of contract and license used by IBM to license IBM AntiVirus to Customers, (together with all attachments and other documents that form a part of such contracts and licenses), in each case which relate to IBM AntiVirus and (c) copies of each contract and license under which IBM has licensed IBM AntiVirus to OEMs, together with all attachments and other documents that form a part of such contracts and licenses, in each case which relate to IBM AntiVirus.

        In the event Symantec requests a copy of a contract or license with a Customer, IBM agrees to use reasonable efforts to deliver to Symantec such copy.

        To the extent that such contract and licenses require access to personnel, facilities or information that is unique to IBM that cannot be provided by Symantec to the satisfaction of a Customer, then IBM will provide such access to the extent required to satisfy the obligations under such contracts. Additionally, if any of the Customer Agreements or OEM Agreements require on site support, then IBM will continue to provide such support to the extent required to satisfy the obligation under such contracts.

3.5 IBM agrees to promptly provide to Symantec all Subscriptions received by IBM from Customers following the execution of this Agreement.



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3.6     Within ninety (90) days following each calendar quarter IBM agrees to remit to Symantec all revenue for Subscriptions received by IBM after [*]. IBM will provide Symantec a report with such remittance that identifies the revenue by region, and by country, if available.

3.7     [*]

3.8 IBM will provide assistance to Symantec to port or develop Symantec products that support the platforms specified in Section 4.3 in accordance with the terms of the IBM Solution Developer Program Agreement, a copy of which is attached as Attachment 3. IBM will provide to Symantec, at no charge, OS/390, AIX, OS/400, OS/2 and Lotus Notes on all the foregoing platforms, in all available languages and all necessary equipment to Symantec for such porting or development. Notwithstanding the provisions of the Solution Developer Program Agreement, Symantec may make a reasonable number of copies of the foregoing software for development use at multiple locations. If Symantec chooses to subcontract the development of the OS/390 product set forth in Section 4.3, Symantec will inform IBM and IBM, at its discretion, may license a copy of the OS/390 Software to the subcontractor. Symantec will disclose to IBM any and all locations where the software is installed. The Solution Developer Program Agreement shall remain in effect as long as Symantec has development obligations under this Agreement. Any such equipment shall be provided in accordance with an Equipment and Program Loan Agreement, a copy of which is attached as Attachment 4.

3.9 IBM will use reasonable efforts to deliver to Symantec, quarterly, in Source Code form one copy of all Derivative Works of the IBM AntiVirus Immune System prepared by IBM Research Division, during such quarter, outside the scope of the Collaboration Agreement which relate to the provision of the IBM AntiVirus Immune System.

3.10 IBM will, to the extent required by the contracts and licenses assumed by Symantec, provide Symantec Level 3 Maintenance Support and virus definitions for the IBM Anti-Virus until December 31, 1998. IBM does not warrant that all defects will be corrected or that virus definitions will be created for all computer viruses. Thereafter through the end of the year 2000, IBM and Symantec will each offer to provide such Level 3 Maintenance Support and virus definitions on the basis set forth below. [*]



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3.11    If IBM is responsible for the Level 3 Maintenance Support and virus definitions as stated in Section 3.10 above, Symantec will prior to requesting such Level 3 Maintenance Support from IBM provide Level 1 and Level 2 Maintenance Support to Customers and will get from each Customer and provide to IBM: their name, daytime phone number, email address, company name, regular mail address; the name and version number of the operating system, the name and version number of IBM AntiVirus installed, the name of the virus if known, the exact wording of any messages displayed, the symptoms of the problem and what the Customer was doing when the problem first occurred, whether the Customer tried to solve the problem and if so, how, and whether the problem is repeatable and if so, how it can be repeated.

4       RESPONSIBILITIES OF SYMANTEC

4.1 Subject to Section 2.1 above, Symantec agrees to comply with and fulfill the terms and conditions of the contracts and licenses assigned to Symantec including providing any required enhancements, updates or support to the Customers and OEMs.

4.2 Symantec will collect and may retain all unpaid charges under the assigned contracts and licenses. IBM is not liable for any failure by a Customer or OEM to make payment under any assigned contract or license. Symantec is not entitled to receive any portion of any payment previously received by IBM from a Customer, distributor, dealer or OEM, except as set forth in section 3.6 and [*].

4.3 Symantec will port or develop Symantec antivirus products that support the following platforms and will make such antivirus products generally available within the following periods:

               Platform                                   Date
               --------                                   ----
               Lotus Notes for OS/2("NAV for Notes        [*]
               for OS/2")

               Lotus Notes for OS/390("NAV for Notes      [*]
               for OS/390")

               Lotus Notes for AIX("NAV for Notes         [*]
               for AIX")

               Lotus Notes for OS/400("NAV                [*]
               for Notes for OS/400")

               Native OS/2("NAV for OS/2")                [*]

        Symantec agrees to provide updates to its antivirus products within a reasonable period of time, not to exceed six (6) months, following the general availability from IBM of a new



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

        version of any of the foregoing platforms to support such version.

        Symantec agrees that the Symantec antivirus products ported or developed to support the IBM platforms specified above also will support the following languages:

        [*]                                               [*]
        [*]                                               [*]

        Symantec will make other languages (e.g., [*]) available upon mutual agreement of the parties or if the development investment on the part of Symantec would result in at least a [*] revenue to expense ratio for each language. If the development investment on the part of Symantec would not result in at least a [*] revenue to expense ratio for a language, then Symantec will provide the revenue to expense analysis to the applicable IBM business unit Vice President and Symantec 's applicable business unit Vice President will contact the IBM business unit Vice President and review the investment decision including detailed information concerning revenue and expenses on the language support. Symantec acknowledges that if it does not make available antivirus products that support the IBM platforms, provide updates for any new version on a timely basis, or support the specified languages, IBM will suffer irreparable harm and will be entitled to all equitable remedies, including specific performance, for the support of such platforms, versions.

4.4 Symantec will use reasonable efforts to implement and use the Symantec Anti Virus Immune System to provide antivirus products and services to end users by the earliest date set forth below. The following Symantec products will be enabled to access the Symantec AntiVirus Immune System and will initially be made available to Customers between the following periods:

        Product                                    Time Period
        -------                                    -----------
        NAV for NT 5.0 desktop & server            [*]
        NAV for Windows 98 desktop                 [*]
        NAV Administration                         [*]

        NAV Exchange (on NT 5.0)                   [*]
        NAV Notes (on NT 5.0)                      [*]
        NAV Notes on Solaris                       [*]

        NAV for Notes for AIX                      [*]

        NAV Netware                                [*]


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
        NAV for OS/2                               [*]
        NAV for Notes for OS/2                     [*]
        NAV for Notes for System 390               [*]
        NAV for Notes for AS/400                   [*]

        Symantec will make reasonable efforts to complete the products listed above on or before the time periods applicable to each product. However, IBM agrees that if completion of a product can not be accomplished by the end of its specified time period then Symantec may take up to an additional [*] to complete the product.

        The foregoing dates are based on Symantec's assumptions regarding the current state of the IBM AntiVirus Immune System. If the assumptions are materially inaccurate, the parties agree to negotiate in good faith, new dates.

        Symantec agrees that any subsequent version, release or follow-on product to the products specified above will be enabled to access the Symantec AntiVirus Immune System upon their general availability

        Symantec may, after discussion with IBM, elect not to complete the immune system enablement for NAV Netware, NAV for OS/2, NAV for Notes for OS/2, NAV for Notes for System 390 and NAV for Notes for AS/400 if the development investment on the part of Symantec would not result in at least a [*] revenue to expense ratio for each such product. If the development investment on the part of Symantec would not result in at least a [*] revenue to expense ratio for a port, then Symantec will provide the revenue to expense analysis to the applicable IBM business unit Vice President and Symantec's applicable business unit Vice President will contact the IBM business unit Vice President and review the investment decision including detailed information concerning revenue and expenses on the completion of the Symantec Anti Virus Immune System support for the product. Such discussion shall occur no less than six (6) months prior to the first date indicated above.

4.5 Symantec will deliver to IBM on a timely basis in Source Code form one copy of all Derivative Works of the IBM AntiVirus and IBM AntiVirus Administration Program prepared by or for Symantec.

4.6 If IBM asks Symantec to develop a product which is enabled to access the Symantec Anti Virus Immune System for a platform marketed by IBM or a platform to be marketed by IBM which is at least at the alpha stage of development and which are not specified in Section 4.4 and IBM provides to Symantec a detailed functional specification for such product, then Symantec will within [*] after receipt of such specification tell IBM whether Symantec will commit to create such product within [*]. If Symantec declines to create such product, then the marketing or distribution of such a product by IBM whether or not immune enabled, will not be deemed to be a breach of IBM's obligations under Section 8.0.

4.7 In the event Symantec decides to outsource the operation of the Symantec Anti Virus Immune System to another party, before contacting any third party Symantec will provide



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
        IBM a written request to perform such operation. IBM shall have sixty
        (60) days to respond with an offer to accept or reject Symantec's request. Failure to respond in such sixty (60) day period shall constitute rejection.

5       PAYMENT

5.1     PAYMENTS TO IBM

        In consideration for the intellectual property, in-process research and development provided by IBM, and other rights granted hereunder, Symantec will pay to IBM:

        5.1.1 Technology Payments. Symantec will make the following technology payments to IBM on or before the specified dates:

                     [*]                               [*]
                     [*]                               [*]

        5.1.2 Royalties while [*]. In addition to the technology payments set forth in Section 5.1.1, while [*], Symantec will pay royalties to IBM on all Net Receipts during such period in excess of [*]. The royalty rate on the Net Receipts in excess of [*] shall be:

                      Time Period                     Royalty Rate
                      -----------                     ------------
                      [*]                                 [*]

               In addition to the technology payments set forth in Section 5.1.1, while [*] Symantec will pay royalties on all Net Receipts during such period in excess of [*] at royalty rate of [*].

               Notwithstanding the foregoing, the royalties shall not exceed the maximums for each time period set forth below:

                    Time Period                        Maximum Royalty
                    -----------                        ---------------
                    [*]                                [*]



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
                    [*]                                [*]

        5.1.3 Royalties following [*]. In the event of and following [*] the royalty rate shall be [*]. In addition to the technology payments set forth in Section 5.1.1, Symantec will pay IBM royalties on all Net Receipts after [*], in excess of the Net Receipts listed below if [*] during the specified time period:

                      Time Period When             Net Receipts
                      [*]                          Threshold
                      ------------------           ---------
                      [*]                          [*]

               Notwithstanding the foregoing, in the event [*], the royalties shall not exceed the maximums for the time period during which [*] and any subsequent time periods as set forth below:

                     Time Period                  Maximum Royalty
                     -----------                  ---------------
                     [*]                          [*]

        5.1.4 Royalties following [*]. Following the [*], the royalty rate shall be [*]. In addition to the technology payments set forth in
               Section 5.1.1, Symantec will pay IBM royalties on all Net Receipts after [*], in excess of the Net Receipts listed below if [*] during the specified time period:

                    Time Period When                  Net Receipts
                    [*]                               Threshold
                    -----------------                 ---------
                    [*]                                [*]

               Following [*], royalties shall be paid on all Net Receipts.



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

               Notwithstanding the foregoing, in the event [*], the royalties shall not exceed the maximums for the time period during which [*] and any subsequent time periods as set forth below:

                    Time Period                       Maximum Royalty
                    -----------                       ---------------
                    [*]                               [*]

        5.1.5 Royalties following [*]. In the event of and following [*], the royalty rate shall be [*]. In addition to the technology payments set forth in Section 5.1.1, Symantec will pay IBM royalties on all Net Receipts after the date of [*].

        5.1.6 In no event shall the provisions of Sections 5.1.2, 5.1.3, 5.1.4, and 5.1.5 operate concurrently.

        5.1.7 Obligations to pay royalties or make payment pursuant to Sections 5.1.2, 5.1.3, 5.1.4, 5.1.5, and 5.5 do not cease upon expiration of this Agreement.

        5.1.8 The royalties to be paid by Symantec on Net Receipts pursuant to Sections 5.1.2 5.1.3, 5.1.4, 5.1.5 or 8.6 shall not exceed the maximums for each time period set forth below:

                  Time Period                      Maximum Royalty
                  -----------                      ---------------
                  [*]                              [*]

               Symantec shall not pay any royalties on Net Receipts after [*].



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

        5.1.9  PAYMENT OF ROYALTIES

        For each royalty payment period set forth above, Symantec will pay to IBM all accrued and unpaid royalties within forty-five (45) days after the end of each of its fiscal quarters. Amounts received by Symantec in foreign currencies will be deemed converted into United States dollars at the average exchange rates used by Symantec in its financial statements for the month of receipt. With each royalty payment Symantec will deliver to IBM a report which will provide all reasonably necessary information for the computation of the payments, if any, due or credited to IBM for such payment period.

        All payments made by Symantec under this Agreement shall be sent to IBM at one of the following addressee:

        By mail:
        IBM, Director of Licensing
        The Bank of New York
        48 Wall Street
        New York, New York 10286
        United States of America
        [*]
        [*]

5.2     SOFTWARE BUNDLES

        If Immune Enabled Anti-Virus Products are sold or licensed or Immune Services are provided with other separately marketed software products or services in a package for a single price, the Net Receipts attributable to the Immune Enabled Anti-Virus Products or Immune Services component of such package will be determined by prorating the Net Receipts from the sale or license of the package according to the published list, suggested retail or estimated retail price (as applicable) of the Immune Enabled Anti-Virus Products or Immune Services component of the package relative to the other separate software products contained in the package.

5.3 In addition to the technology payments and royalties in Section 5.1, Symantec agrees to pay to IBM a royalty of [*] of the license fees received by Symantec (copies provided to the IBM Personal Systems Group are royalty free) for copies of the IBM AntiVirus distributed pursuant to section 7.1. Such royalties will be paid to IBM quarterly within forty five (45) days following the end of each fiscal calendar quarter.

5.4 Symantec will maintain records, in accordance with generally accepted accounting principles, of all transaction which are subject to royalties for a period of three years from the date the royalty accrues. If IBM deems it necessary, IBM or an accounting organization retained by IBM shall have access to such records, upon reasonable notice, for the purpose of audit during normal business hours, for so long as such records are required to be maintained by Symantec.

5.5     Symantec will develop for [*]



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

        [*]

6       SYMANTEC LICENSE GRANT TO IBM

6.1     In the event that IBM terminates this Agreement for breach pursuant to
        Section 12.2, a purchase or series of purchases occurs that causes a single entity to own thirty (30%) percent or more of the outstanding voting stock of Symantec, or Symantec sells or transfers to a third party substantially all of the assets, including intellectual property rights, contracts and licenses, that are used by Symantec to provide and/or support antivirus products and services, Symantec will promptly provide to IBM one up to date copy of the Symantec antivirus products for Lotus Notes for OS/2, Lotus Notes for OS/390, Lotus Notes for AIX, Lotus Notes for OS/400 and Native OS/2 ("Platforms") identified in section 4.3 in Source Code form and grants to IBM a paid-up, worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally or externally the Symantec antivirus products in Source Code or Object Code form and authorize others to do any or all of the foregoing; provided that the foregoing shall only apply to versions of such anti virus products that support the Platforms or follow-on or successor Platforms thereto.

6.2 Symantec grants to IBM a paid-up, worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally or externally any Derivative Work of the IBM AntiVirus Immune System prepared by or for Symantec that are not Immune Agents in Source Code or Object Code form and authorize others to do any or all of the foregoing.

7       IBM LICENSE GRANTS TO SYMANTEC

7.1 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, and prepare Derivative Works based upon the IBM AntiVirus and distribute copies of IBM AntiVirus and Derivative Works thereof internally in Source Code and Object Code and externally in Object Code to existing Customers of IBM AntiVirus and to licensees of the OS/2 operating system, and authorize others to do any or all of the foregoing. The license to distribute to licensees of the OS/2 operating system shall terminate two (2) years after Symantec makes an OS/2 version of its anti virus products generally available.

7.2 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, and prepare Derivative Works based upon the IBM AntiVirus and distribute copies of IBM AntiVirus and Derivative Works thereof internally and externally in Source Code and Object Code form to existing OEMs of IBM AntiVirus and authorize such OEMs to distribute IBM AntiVirus and Derivative Works thereof in accordance with the terms of the OEM Agreements.



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

7.3 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally in Source Code or Object Code form and externally to end users in Object Code form the IBM AntiVirus Analysis Program, and Derivative Works thereof and authorize others to distribute to end users the Immune Agents.

7.4 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally in Source Code or Object Code form and externally in Object Code form the IBM AntiVirus Administration Program and IBM AntiVirus Communications Subsystem Program, and Derivative Works thereof and authorize others to distribute the IBM Anti Virus Administration Program, the IBM Anti Virus Communications Subsystem Program and Derivative Works thereof to end users.

7.5 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally and externally copies of the End User Documentation.

7.6 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform and distribute internally Development Documentation for the purposes of developing and providing Symantec antivirus products and services to end users.

7.7 IBM grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform and distribute internally the Tools in Object Code only for the sole purpose of performing the obligation and duties set forth in the contracts and licenses assigned to Symantec.

7.8 In the event that Symantec terminates this Agreement for breach pursuant to Section 12.2, IBM will promptly provide Symantec one up to date copy of the IBM AntiVirus and IBM AntiVirus Immune System in Source Code form and grants to Symantec a worldwide, nonexclusive, nontransferable right and license, under copyrights, to execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally or externally the IBM AntiVirus and IBM AntiVirus Immune System, in Source Code or Object Code form, and authorize others to do any or all of the foregoing.

7.9 Symantec may use the program name(s), logos, trademarks, and/or trade names used by IBM to identify and promote IBM AntiVirus:

        a. in connection with the marketing and distribution of IBM AntiVirus to Customers, OEMs, and licensees of OS/2; and

        b.     subject to the guidelines set forth in Attachment 5.

        Symantec agrees to promptly modify any advertising or promotional materials that do not comply with these guidelines. If Symantec receives any complaints about the use of such program name(s), logos, trademarks, or trade names Symantec agrees to promptly notify

        IBM. When Symantec ceases distributing IBM AntiVirus, Symantec agrees to stop using the program name(s), logos, trademarks, and trade names. If Symantec does not stop, Symantec agree to pay any expenses and fees IBM incurs in getting Symantec to stop. Symantec agrees not to register or use any name(s) logos, trademarks or trade names that are confusingly similar to IBM name(s), logos, trademarks, or trade names. IBM's name(s), logos, trademarks and trade names and any goodwill resulting from Symantec's use of them belong to IBM.

8       OTHER COVENANTS

8.1 IBM agrees that for a period of [*] commencing on the Effective Date, neither IBM nor its Subsidiaries will license or otherwise grant the right to distribute or use the IBM Anti Virus Immune System to any third party who receives annual revenue in excess of [*] from the licensing of products that detect and remove computer viruses [*], or authorize others to grant such rights. IBM shall not be in breach of this provision if it licenses the IBM Anti Virus Immune System to a third party who subsequent to obtaining such license receives annual revenues of [*] from the licensing of products that detect and remove computer viruses. The foregoing provisions shall not apply to the extent IBM makes the IBM Anti Virus Immune System available to existing Customers to satisfy its obligations under existing contracts or licenses with such Customers which have been assigned back to IBM pursuant to Section
        2.0 or which have been offered to Symantec under Section 2.0 hereof and are not assumed by Symantec pursuant to such section.

8.2 Following IBM's announcement of version 3.02 of IBM AntiVirus, IBM agrees that IBM and its Subsidiaries will not for a period of [*] make commercially available to distributors, resellers, end users or OEMs any IBM logo'd product whose principle function is to detect and remove Harmful Code. The foregoing shall not apply to the extent that IBM makes IBM AntiVirus available to existing Customers to satisfy its obligations under existing contracts and licenses with such Customers which have been assigned back to IBM pursuant to Section 2.0 or which have been offered to Symantec under Section 2.0 hereof and are not assumed by Symantec pursuant to such section.

8.3 Following IBM's announcement of version 3.02 of IBM AntiVirus, IBM agrees that IBM and its Subsidiaries will not for a period of [*] announce as generally available worldwide to distributors, resellers, end users or OEMs any IBM logo'd product whose sole function is to detect and remove Harmful Code. The foregoing shall not apply to the extent that IBM makes IBM AntiVirus available to existing Customers to satisfy its obligations under existing contracts or licenses with such Customers which have been assigned back to IBM pursuant to Section 2.0 or which have been offered to Symantec under Section 2.0 hereof and are not assumed by Symantec pursuant to such section.

8.4 If IBM in its sole discretion decides to license Symantec to use a trademark in the distribution and promotion of Symantec's products that implement or are enabled to access the Symantec Anti Virus Immune System and subject to a successful trademark clearance by IBM, IBM agrees that Symantec may use the mark identified pursuant to and subject to



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

        the terms of the Trademark Agreement in connection with Symantec products that contain or support the IBM AntiVirus Immune System.

8.5 IBM agrees that for a period of [*] commencing on the Effective Date, IBM and its Subsidiaries will not license or otherwise grant to any third party [*] or authorize any third party to do the foregoing.

8.6 If IBM breaches the provisions of Section 8.1, and IBM agrees or a court finally determines that such breach has not been cured within the cure period provided in Section 14.14, Symantec's sole and exclusive remedy for such breach and any other breaches of that section shall be that Symantec is relieved of its obligations to pay royalties under sections 5.1.2, 5.1.3, 5.1.4 and 5.1.5 commencing upon the date of the breach. Thereafter, Symantec will pay a royalty of [*] on all Net Receipts in excess of a Threshold Amount calculated as follows:

        Threshold Amount [*] Notwithstanding the foregoing, the royalties shall not exceed the maximums for each time period set forth below:

               Time Period                         Maximum Royalty
               -----------                         ---------------
               [*]                                   [*]


        Upon Symantec's good faith notice of breach to IBM, Symantec may cease paying royalties under Sections 5.1.2, 5.1.3, 5.1.4 and 5.1.5. In the event that Symantec withholds payment of royalties and a court finally determines that IBM has not breached the provisions of Section 8.1, then Symantec shall pay IBM all withheld royalties plus interest at the prime interest rate reported in the Wall Street Journal at the time of payment. After the court has first determined that IBM did not breach the provisions of Section 8.1 after Symantec's claim to the contrary, then Symantec may not withhold royalties for any future claim under this Section until a court has finally determined that such future claim was validly made.

8.7 If IBM breaches the provisions of Sections 8.2 or 8.5, and IBM agrees or a court finally determines that such breach has not been cured within the cure period provided in section 14.15, Symantec's sole and exclusive remedy shall be to recover actual damages up to a maximum of [*].

8.8 If IBM breaches the provisions of Section 8.3 and IBM agrees or a court finally determines that such breach has not been cured within the cure period provided in Section 13.15, Symantec's sole and exclusive remedy for such breach and any other breaches of this section shall be: (a) the licenses specified in Sections 7.3, 7.4 and 7.7 for the IBM AntiVirus Immune System shall be royalty free and Symantec's obligations to pay further royalties under Section 5.1.2, 5.1.3, 5.1.4 and 5.1.5 shall immediately cease upon the breach, and (b) IBM shall pay actual damages up to a maximum of [*]. Upon Symantec's good



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

        faith notice of breach to IBM, Symantec may cease paying royalties under
        Section 5.1.2,5.1.3,5.1.4 and 5.1.5. In the event that Symantec withholds payment of royalties and a court finally determines that IBM has not breached the provisions of Section 8.3 , then Symantec shall pay IBM all withheld royalties plus interest at the prime interest rate reported in the Wall Street Journal at the time of payment. After the court has first determined that IBM did not breach provisions of Section
        8.3 after Symantec's claim to the contrary, then Symantec may not withhold royalties for any future claim under this section until a court has finally determined that such future claim was validly made.

8.9 For the purposes of this Section 8.0, a product or service whose sole or principle function is the detection and removal of Harmful Code shall not include products or services such as, but not limited to, network protection tools that monitor, report and prevent network denial of service attacks and host invasion attacks; intrusion detection mechanisms that monitor or analyze system activities to detect and report possible system attacks; platform integrity and access control mechanisms such as those found in the Java Virtual Machine (VM) that verify byte code is valid, signed by a valid authority and limit the resources made available to byte code loaded by the WM; embedded generic "hooks" for integration of content-sweeping/scanning into products; content filtering mechanisms such as for unauthorized disclosure by e-mail packages (such as Lotus Notes and Lotus cc:Mail); firewall products; debuggers; and current IBM products other than IBM AntiVirus; even if such products and services detect and remove Harmful Code.

8.10 Symantec will make its customer satisfaction data available to IBM within ninety (90) days after Symantec conducts or has another company conduct its survey and receives the results of its customer satisfaction surveys.

8.11 [*], IBM shall be relieved of its obligations under this Section 8.0. Notwithstanding the foregoing, in no event will the provisions of Sections 8.1, 8.2, 8.3 and 8.5 extend for longer than [*].

8.12 In the event that Symantec breaches this Agreement and such breach is not cured within the cure period set forth in Section 14.14, IBM shall be relieved of its obligations under this Section 8.0.

9       IBM REPRESENTATIONS AND WARRANTIES

9.1 IBM represents and warrants that it has the right to grant the licenses set forth in Section 7 and to assign the contracts and licenses assigned to Symantec. IBM makes no representation or warranty concerning Symantec's ability to terminate the assigned contracts and licenses, Symantec's ability to substitute Symantec products pursuant to such contracts and licenses or a Customer's or OEM's plans regarding termination of the assigned contracts and licenses or acceptance of the substitution of Symantec products pursuant to the contracts and licenses.

9.2 IBM represents and warrants that it is not under, and will not assume any contractual obligation that prevents IBM from performing its obligations or conflicts with the rights and



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

        licenses granted in this Agreement.

9.3 IBM represents and warrants that version 3.0 and higher of the IBM AntiVirus is Year 2000 Ready.

10      SYMANTEC REPRESENTATIONS AND WARRANTIES

10.1 Symantec represents and warrants that it will comply with the duties and obligations set forth in the contracts and licenses assigned to Symantec.

10.2 Symantec represents and warrants that it is not under, and will not assume any contractual obligation that prevents Symantec from performing its obligations or conflicts with the rights and licenses granted in this Agreement.

10.3 Symantec represents and warrants that any product that replaces or is substituted for the IBM AntiVirus provided to Customers and OEMs is Year 2000 Ready.

11      INDEMNIFICATION

11.1 Symantec will defend IBM, its Subsidiaries, and its and their successors and assigns from and against any and all suits and pay all costs, damages, and attorney's fees that a court finally awards arising out of any alleged or actual:

        a. infringement of any third party's patents by any modification made by Symantec to the IBM AntiVirus, IBM AntiVirus Administration Program, or IBM AntiVirus Communications Subsystem Program;

        b. infringement of any third party's copyrights by any modification made by Symantec to the IBM AntiVirus and IBM AntiVirus Immune System;

        c. infringement of any third party's patents or copyrights by any Symantec product that replaces or may be substituted for the IBM AntiVirus provided to Customers or OEMs pursuant to the contracts and licenses assigned to Symantec;

        d.     breach by Symantec of any assigned contract or license;

        e.     breach of Symantec's representations or warranties set forth in
               Section 10; or

        f. breach by Symantec of any representation, warranty or promise express or implied, made to any Customer or OEM.

        Symantec's obligations to defend and indemnify IBM are conditioned upon
        IBM:

        a.     promptly providing Symantec notice of any such claim and

        b. allowing Symantec to control and cooperating with Symantec in, the defense of the claim and settlement negotiations.

        In addition, if an infringement claim appears likely or is made, Symantec will use reasonable efforts, at Symantec's expense to:

        a. obtain the necessary rights for IBM to use the IBM AntiVirus, IBM AntiVirus Administration Program, IBM AntiVirus Communication Subsystem Program or IBM AntiVirus Analysis Program, in accordance with Section 6.2; or

        b. modify the IBM AntiVirus, IBM AntiVirus Administration Program, IBM AntiVirus Communications Subsystem Program, IBM AntiVirus Analysis Program or Symantec product to resolve the claim.

        If Symantec is unable to do either of the foregoing within a reasonable period of time, Symantec may terminate the license grant set forth in
        Section 6.2.

        Symantec shall have no obligations to defend or indemnify IBM regarding any claim of infringement based upon any of the following:

        a. IBM's modification of any Derivative Works of the IBM AntiVirus and the IBM AntiVirus Immune System prepared by or for Symantec which are licensed to IBM pursuant to Section 6.2 or the Derivative Work's use in other than its specified operating environment; or

        b. the combination, operation, or use of any Derivative Works of the IBM AntiVirus and the IBM AntiVirus Immune System prepared by or for Symantec which are licensed to IBM pursuant to Section 6.2 with any product, data or apparatus IBM did not provide.

11.2 IBM will defend Symantec, its Subsidiaries, and its and their successors and assigns from and against any and all suits and pay all costs, damages, and attorney's fees that a court finally awards arising out of alleged or actual:

        a. infringement of any third party's patents by IBM AntiVirus, IBM AntiVirus Administration Program or IBM AntiVirus Communications Subsystem Program as it exists when delivered to Symantec;

        b. infringement of any third party's patents by any modification made by IBM to the IBM AntiVirus, IBM AntiVirus Administration Program, or IBM AntiVirus Communications Subsystem Program;

        c. infringement of any third party's copyrights by IBM AntiVirus and IBM AntiVirus Immune System and modifications thereto made by IBM as they exist when delivered to Symantec;

        d. breach of any representation, warranty or promise express or implied, made by IBM to any Customer or OEM;

        e. breach by IBM of the assigned contracts and licenses which breach occurs prior to the assignment of the contracts and licenses to Symantec; and

        f.     breach of IBM's representations and warranties set forth in
               Section 9.0.

        IBM's obligations to defend and indemnify Symantec are conditioned upon
        Symantec:

        a.     promptly providing IBM notice of any such claim and

        b. allowing IBM to control, and to cooperating with IBM in, the defense of the claim and settlement negotiations.

        In addition, if an infringement claim appears likely or is made, IBM will use reasonable efforts at IBM's expense to:

        a. obtain the necessary rights for Symantec to use the IBM AntiVirus, IBM AntiVirus Administration Program, IBM AntiVirus Communication Subsystem Program or IBM AntiVirus Analysis Program in accordance with Section 7.0; or

        b. modify the IBM AntiVirus, IBM AntiVirus Administration Program, IBM AntiVirus Communication Subsystem Program, or IBM AntiVirus Analysis Program to resolve the claim.

        If IBM is unable to do either of the foregoing within a reasonable period of time, IBM may terminate thc license grants set forth in
        Section 7.0 affected by the claim of infringement.

        IBM shall have no obligations to defend or indemnify Symantec regarding any claim of infringement based upon any of the following:

        a. Symantec's modification of the IBM AntiVirus, IBM AntiVirus Administration Program, IBM AntiVirus Communication Subsystem Program or IBM AntiVirus Analysis Program or its use in other than its specified operating environment; or

        b. the combination, operation, or use of the IBM AntiVirus, IBM AntiVirus Administration Program, IBM AntiVirus Communication Subsystem or IBM AntiVirus Analysis Program with any product, data or apparatus IBM did not provide.

12      TERM AND TERMINATION

12.1 This Agreement begins on the Effective Date and ends on the third anniversary following the Effective Date unless terminated sooner under the terms of this Agreement.

12.2 Subject to sections 14.13 and 14.14, either party may terminate this Agreement for the other's material breach by providing the breaching party with a written notice that describes the breach.

12.3 Expiration or termination of this Agreement does not affect any licenses granted in this Agreement for the IBM AntiVirus, IBM AntiVirus Immune System, Development Documentation, End User Documentation, Tools or Derivative Works thereof. Except as provided in Section 5.5 in the event of termination by IBM for breach by Symantec, IBM will not be obligated to make any payments that would have become due under this Agreement on or after the effective date of termination, other than per copy royalty payments incurred, if any.

12.4 Expiration or termination of this Agreement does not affect any licenses granted to any third parties.

12.5 Subject to Section 13.3, any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include Symantec License Grant to IBM, Payment, IBM License Grant to Symantec, IBM Representations and Warranties, Symantec Representations and Warranties Indemnification, Limitations of Liability, and General. These terms will apply to either party's successors and assigns.

13      LIMITATION OF LIABILITIES

13.1 Neither party shall be liable for indirect, incidental or consequential damages, including, but not limited to, lost profits, under any part of this Agreement even if advised in advance of the possibility of such damages. The above limitations of liability, however, shall not apply to any of the parties' indemnification obligations contained herein.

13.2 Except as set forth in Section 12, in no event shall either patty be liable for any damages whatsoever arising out or related to this Agreement, in excess of [*],

        The foregoing does not apply to obligations to make payments under this Agreement.

13.3 EXCEPT AS SET FORTH IN SECTIONS 9 AND 10, THE IBM ANTIVIRUS, IBM ANTIVIRUS IMMUNE SYSTEM, SYMANTEC ANTIVIRUS PRODUCTS FOR OS/2, LOTUS NOTES FOR OS/390, LOTUS NOTES FOR AIX, LOTUS NOTES FOR OS/400, NATIVE OS/2 AND DERIVATIVE WORKS THEREOF ARE PROVIDED "AS IS." EXCEPT AS SET FORTH IN SECTIONS 9 AND 10, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE IBM ANTIVIRUS, IBM ANTIVIRUS IMMUNE SYSTEM, SYMANTEC ANTIVIRUS PRODUCTS FOR OS/2, LOTUS NOTES FOR OS/390, LOTUS NOTES FOR AIX, LOTUS NOTES FOR OS/400, NATIVE OS/2 OR DERIVATIVE WORKS THEREOF. BOTH PARTIES EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14      GENERAL



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

14.1 The parties agree that information exchanged under this Agreement that is considered by either party to be confidential will be subject to the terms of the Confidential Disclosure Agreement (CDA) 499AU6756 dated December 19, 1997 and its Supplements. In addition, neither party will not provide to the other party any confidential information of any third party unless provided under the CDA.

14.2 Each party agrees not to disclose to any third party the terms of this Agreement, or anything related to the Parties' relationship hereunder, without the express written consent of the other party (any such written consent shall require, at a minimum a prior written confidential obligation by such third parties), except as may be required by law or government rule or regulation or to establish its rights under this Agreement; provided, however, that if one of the parties is seeking to disclose such information for any reason, then the disclosing party shall limit the disclosure to the extent required, shall allow the other party to review the information to be disclosed prior to such disclosure, and shall apply, where available, for confidentiality, protective orders, and the like. Such review by the other party shall not be construed to make the non-disclosing party responsible for the contents of the disclosure and the disclosing party shall remain solely responsible for such contents.

14.3 Except as specifically provided herein, nothing in this Agreement shall be construed as: (1) prohibiting or restricting either party or their Subsidiaries from independently developing, having developed independently, acquiring, licensing, distributing or marketing products, services and other materials which are competitive in any form or (2) guaranteeing that either party or its Subsidiaries shall announce, or otherwise offer for sale or lease, any product or service, except as expressly set forth in this Agreement. Nothing in this Agreement shall be construed as affecting either party's pricing of products or services. Nothing in this Agreement obligates IBM or its Subsidiaries to announce or market products or services in any quantity or in any particular manner.

14.4 Each party is acting solely as an independent company. This Agreement shall not be construed to establish any form of partnership, agency, franchise or joint venture of any kind between Symantec and IBM, nor to constitute either party as the agent, employee, legal representative, or any other form of representative of the other. This Agreement shall not be construed to provide for any sharing of profits or losses between the parties. Each party acknowledges that is has not relied on any promises, inducements, representations, or other statements made by the other party regarding the commercial viability, profitability or success of any products or services, and that each party's decision to enter into this Agreement is made independently from the other party.

14.5 This Agreement shall be governed by, and the legal relations between the parties hereto shall be determined in accordance with, the substantive laws of the State of New York, without regard to any conflict of laws principles, as if this Agreement was executed in and fully performed within the State of New York. The United Nations' Convention on International Sale of Goods shall not apply to this Agreement. Each party hereby waives any right to a trial by jury in any dispute arising under or in connection with this Agreement, and agrees that any dispute hereunder be tried by a judge without a jury.

14.6 No right, interest, privilege or obligation of this Agreement shall be assigned or delegated by either party, without the other party's prior written permission. Any act in derogation of the foregoing shall be null and void. Notwithstanding the foregoing, a party may delegate its obligations to perform development work or support work hereunder, but such party shall remain obligated for performance of such work.

14.7 All communications between the parties under this Agreement shall be carried out through or under the supervision of the following contract coordinators:

         For IBM:                             For Symantec:
         James D. Wade                        Derek Witte, Symantec Corporation
         Internal Zip 4106                    10201 Torre Avenue
         International Business Machines      Cupertino,CA 95014
         Corporation
         11400 Burnet Road
         Austin, Texas 78758
         Phone: (512) 823-9527                Phone: (408) 446-7100
         Fax: (512) 823-8712                  Fax: (408) 252-5101

        Any legal notice shall be deemed received (a) two (2) days after mailing if sent by certified mail return receipt requested or (b) on the date confirmation is received if sent by facsimile transmittal, to the party set forth above. Each party may change the aforesaid contract coordinators or addresses at any time by written notice to the other party's contract coordinator.

14.8 Headings used in this Agreement are for convenience of reference only intended to be party of; or to affect the meaning or interpretation of, this Agreement.

14.9 In the event of an inconsistency, the order of precedence shall be (a) Attachments to this Agreement, and then (b) this Agreement.

14.10 If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality and enforceability of the remaining provisions shall not be affected or impaired.

14.11 No amendment, modification or waiver of any provision of this Agreement shall be effective, unless it is set forth in a writing which refers to the provisions so affected and is signed by an authorized representative of each party. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

14.12 Neither party relies on any promises, inducements or representations made by the other or expectations of more business dealings except as expressly provided in this Agreement. This Agreement accurately expresses the parties agreement.

14.13 IBM and Symantec agree to use the following process to attempt to resolve any disputes between IBM and Symantec arising out of or in connection with this Agreement including any alleged breach. IBM and Symantec each shall designate a representative to resolve such disputes. Within ten (10) days after the party asserting a dispute provides notice to the other party such representatives shall meet or confer by telephone and fully discuss all disputes in an attempt to achieve a prompt resolution. In the event that such dispute is not resolved within ten (10) business days after such initial meeting or discussion by such representatives, the dispute shall be submitted to senior management representatives designated by each party on its own behalf. Within ten (10) days after the dispute is submitted to the senior management representatives, such senior management representatives shall meet or confer by telephone and fully discuss such dispute in an attempt to achieve a prompt resolution. If such dispute is not resolved within ten (10) business days after such initial meeting or discussion by the mutual agreement of such senior management representatives of IBM and Symantec, each party shall be free subject to section 14.15 to exercise any of the remedies available to it
        (a) pursuant to the terms of this Agreement or (b) otherwise at law or equity, consistent with the terms of this Agreement.

14.14 In the event of a breach of this Agreement and following completion of the dispute resolution process in Section 15.13, the breaching party shall be provided an opportunity to cure the breach. The breaching party will use reasonable efforts to cure the breach within forty-five (45) days after receiving notice of such breach from the non-breaching party. However, if the breach by its nature cannot be remedied in forty-five
        (45) days, but can be remedied in a reasonable time thereafter, the breaching party will take reasonable steps to remedy the breach, notify the other party of the action plans, progress towards completion and complete such remedial action promptly. In such event, the notice period will be suspended while the breaching party takes these actions.

14.15 Neither party will bring a legal action relating to the subject matter of this Agreement more than two (2) years after the cause of action arose.

14.16 This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument. Once signed, both parties agree any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) shall be considered an original unless prohibited by law.

14.17 Either party shall be excused from any delay or failure in performance hereunder, caused by acts of God, earthquake, labor disputes and strikes, riots, war, and change in governmental requirements or other events beyond such party's control. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

14.18 The provisions of this Agreement, including its Attachments, constitute the entire agreement between the parties and supersedes all prior, oral or written intentions, proposals, understandings, communications and agreements relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives.

ACCEPTED AND AGREED TO:                            ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS MACHINES                    SYMANTEC CORPORATION
CORPORATION

BY:                                                BY:
Signature                                          Signature

NAME: James D. Wade                                NAME:
      Type or Print                                Type or Print

TITLE: Software Contracts                          TITLE:

DATE:                                              DATE:


SYMANTEC LIMITED

BY
Signature

NAME: Derek Witte
      Type or Print

TITLE: Director


DATE:

                                  ATTACHMENT 1


The following are the Versions and Releases for IBM AntiVirus:

        IBM AntiVirus Version or Release 2.2, 2.4, 2.4.1, 2.5, 2.5.1,2.5.2, 3.0
and 3.0.1.

Each Version and Release was made available in a Desktop and an Enterprise Edition.

                                  ATTACHMENT 2

Part A

1. End User Contract and Licenses OEM Contracts and Subscriptions. Delivered to Symantec in Cupertino, CA upon execution of this Agreement.

Part B

1.      Customer Lists
        Delivered to Symantec in Cupertino, CA upon execution of this Agreement.

                                  ATTACHMENT 3

                    IBM SOLUTION DEVELOPER PROGRAM AGREEMENT

IBM is committed to providing our customers with the highest quality products and to increasing customer satisfaction. We recognize the benefit of making it easier for commercial solution developers to acquire our software so they may, in turn, develop and market their own software to the general public. Our goal is for your software to be of the highest quality, be compatible with our software platforms and be generally available in the marketplace.

SECTION 1 - YOUR RESPONSIBILITIES

1.1 In order to qualify for the IBM Solution Developer program discounts, you hereby represent and warrant that you are a commercial company whose primary business is either the development and marketing of software to end users not affiliated with your company, or the providing of software consulting services to end users not affiliated with your company. We may require you to provide us with a non-confidential business plan covering your use of IBM technologies.

1.2 You will use the software provided under this agreement solely for the purposes authorized and will pay us the generally available license fees for such software if you use them for any other purpose or if we determine that you do not qualify for any discounts received.

1.3 You will use commercially reasonable efforts to take full advantage of the advanced features of our software and hardware platforms.

1.4 You will use commercially reasonable efforts to ensure that all of your software developed using the software provided under this Agreement will not contain any "viruses" or other harmful code. You will test these products in a manner consistent with industry standards and will use commercially reasonable efforts to fix any problems with them.

1.5 Nothing contained herein grants us any rights or obligations with regard to your products.

SECTION 2 - IBM RESPONSIBILITIES

2.1 At our option, we will provide you with Evaluation Software. Evaluation Software is provided under its generally available license agreement except that it is provided on an "AS IS" basis without technical support (except where specified in the program documentation) and it may only be used for evaluation, demonstration, development and testing purposes. It may not be used for fee work or productive use and may not be transferred to any third party. Evaluation Software is generally provided free of charge and is limited to one copy per Commercial Developer membership.

2.2 At our option, we will provide you with Discount Software. Discount Software is provided under its generally available license agreement except that it may only be used for evaluation, demonstration, development and testing purposes to develop software that will primarily be marketed to end users. It may not be used for fee work or productive use and may not be transferred to any third party. Discount Software is provided at a reduced price and we reserve the right to limit the number of orders we accept. You hereby grant us the right to use your name and logo on lists and in advertisements stating that you use the Discount Software provided.

2.3 We will issue you a Commercial Developer membership number when you apply, and on our approval of your application we will allow you to place orders. We will maintain an order desk which will have a list of all eligible software, and fees if applicable.

2.4 Discounts offered under this Agreement do not apply to publications, accessories, or documentation and may not be combined with any other discount, revenue commitment or allowance.

SECTION 3 - GENERAL

3.1 IBM reserves the right to modify, withdraw, charge fees for or limit your participation in this offering at any time. Additional terms and conditions may apply to any specific offering, or geography. We will notify you if additional or different terms and conditions apply.

3.2 Each of us is an independent contractor and will be responsible for the direction and compensation of its own employees. Each of us is free to have similar agreements with others and offer products competitive to those covered by this Agreement. Each of us will independently set the prices for our own products.

3.3 Either of us may terminate this Agreement, with or without cause, on 30 days' written notice. Upon termination, you must return or destroy all copies of software products provided under this Agreement. If you wish to keep the Software, you must pay us the difference between the amount you paid and the generally available license fees for such software. Any terms of this Agreement which by their nature extend beyond the termination remain in effect until fulfilled.

3.4 For any product(s) that are not generally commercially available ("GA"), such product(s) and any technical support provided shall be considered to be Confidential Information of IBM. Prior to GA, you agree not to disclose such Confidential Information without IBM's prior consent. You will treat the Confidential Information with the same care and discretion to avoid disclosure, publication, or dissemination as you use with your own similar information. No obligation of confidentiality will apply to any information that (i) you already possess, or rightfully receive from a third party, (ii) you develop independently, or (iii) becomes publicly available without breach of this Agreement. You understand that this information is subject to change by IBM at any time without notice and agree that you will not hold IBM responsible for any reliance you place on any such information.

Other than as indicated above, any information disclosed under this Agreement will be considered non-confidential. Any other confidential information to be disclosed between us will be governed by a separate Agreement for Exchange of Confidential Information (AECI).

3.5 We encourage you to advertise the fact that your products operate with IBM's software products, operating systems and hardware platforms. This Agreement does not, however, grant you any rights in any of IBM's patents, copyrights, trademarks, trade names of service marks.

3.6 In the event of a default in the performance of this Agreement, IBM will only be liable to you for any actual direct damages up to the total amount paid by you under this Agreement. Neither of us will be liable for any lost profits, lost savings, indirect, incidental or other consequential damages, even if advised of their possibility. Neither of us will bring a claim under this Agreement more than two (2) years after the claim arose.

3.7 This Agreement represents the entire agreement between us and supersedes all prior agreements on the subject. It can only be modified by a signed writing and cannot be assigned to others. Failure by either of us to insist on strict performance, does not prevent us from doing so at a later time.

3.8 This Agreement is governed by the laws of the country in which the transaction is performed except that: 1. if the transaction is performed in the United States, this Agreement is governed by the laws of the State of New York;
2. if the transaction is performed in Canada, the laws of the Province of Ontario govern this Agreement.

Accepted and Agreed to International Business Machines Corporation

                    ---------------------------------------

This registration is for a company that is primarily concerned with the development of software for the commercial marketplace.

This registration is for one development location of your company only. Additional memberships must be obtained for subsidiaries, affiliates, or other development locations to receive benefits under this program.

This application allows IBM to state publicly that your company is a member of the IBM solution developer program.

IBM may, without notice:

      1. Modify or discontinue any or all services provided under this program, or

      2.    Discontinue your participation in the program.

The information that you provide in this application is, to the best of your knowledge, correct.

IBM reserves the right to accept or not accept your application.

                    ---------------------------------------

                                  ATTACHMENT 4

                      EQUIPMENT AND PROGRAM LOAN AGREEMENT

[IBM LOGO]

EQUIPMENT AND PROGRAM LOAN AGREEMENT
________________________________________________________________________________

If you have signed the IBM Customer Agreement, its Attachment for Trial or Loan of Products should be used in place of this Agreement.

The Recipient (you) and International Business Machines Corporation (IBM) agree that the following terms and conditions apply when IBM loans you equipment and programs including associated user manuals and similar documentation (Loaned Items). Loaned Items may also be referred to as Loaned Equipment or Loaned Programs, as applicable.

 1.  ASSOCIATED CONTRACT DOCUMENTS
     The Attachment to this Agreement (Attachment) lists the Loaned Items and specifies any additional terms and conditions. A revised Attachment sets forth any additions or deletions to the listed Loaned Items and any changes to the terms and conditions. Your continued use of the Loaned Items or acceptance of additional Loaned Items after your receipt of a revised Attachment will constitute your acceptance of such revised Attachment.
     When the loan is made in conjunction with a referenced Agreement, IBM will specify the Reference Agreement Number. In this event, the referenced Agreement will describe the purpose of the loan. Otherwise, the purpose of the loan is specified below (Purpose of Loan).

 2.  TERM AND TERMINATION
     This Agreement ends on the earliest of 1) the specified Agreement Expiration Date, 2) the date this Agreement is terminated in accordance with this Section, or 3) the date the referenced Agreement, if any, is terminated. The Agreement Expiration Date may only be extended by IBM's issuance and your acceptance of a revised Attachment specifying such later Date.
     You may terminate this Agreement by providing written notice to IBM. If you fail to meet any of your obligations under this Agreement or the referenced Agreement, IBM may terminate this Agreement by giving written notice to you, indicating the effective date of termination.

 3.  LOAN PERIOD
     IBM will provide the Loaned Items to you on or about the Estimated
Delivery Date(s) specified in the Attachment. IBM provides this Estimated Delivery Date(s) to you for planning purposes only. The Loan Period for each Loaned Item will extend from the actual date IBM delivers the Loaned Item(s) to you, until the earliest of:
     (a) the applicable Return Date specified in the Attachment or revised Return Date specified in a revised Attachment.
________________________________________________________________________________

     PAGES 2 AND 3 AND ____ ATTACHMENT PAGE(S) ARE ALSO PART OF THIS AGREEMENT. The parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions. Further, they agree that the complete and exclusive statement of the agreement between the parties relating to the Loaned Items provided hereunder consists of 1) this Agreement, 2) its Attachment(s) and 3) the referenced Agreement, if any, including those effective in the future. This statement of the agreement supersedes all proposals or other prior agreements, oral or written, and all other communications between the parties relating to the Loaned Items provided hereunder.

International Business Machines         Recipient's name:
  Corporation
Armonk, New York 10804

By ___________________________________  By _____________________________________
         Authorized signature                     Authorized signature
Name (type or print):                   Name (type or print):

Date:                                   Date:

This Agreement number:                  Reference Agreement number:

IBM Office number:                      Recipient's Customer number

IBM Office address:                     Recipient's address:


Agreement Expiration Date:

Purpose of Loan (To be completed only if no referenced Agreement):

     b) the date you acquire i) title to the Loaned Equipment or ii) a continuing license to the Loaned Program, should such acquisition or licensing be available to you under Section 13;
          or
     c)   the date this Agreement ends.

 4.  AUTHORIZED USE
     IBM provides Loaned Items to you solely for use in accordance with the terms of this Agreement and for the purpose(s) described either in this Agreement or in the referenced Agreement (Authorized Use). You may not use the Loaned Items for any other purposes.

 5.  OWNERSHIP AND LICENSE
     IBM or a third party retains title to all Loaned Items. You may not transfer Loaned Items to anyone else. For Loaned programs which are not subject to another supplier's or publisher's license agreement, IBM grants you a license to use, store, modify and make sufficient copies to support your Authorized Use under this Agreement. Such copies will be deemed to be Loaned Items. For Loaned Programs which are subject to another supplier's or publisher's license agreement, however, the terms and conditions of that supplier or publisher are passed to you through IBM. Such terms and conditions will be shipped with the Loaned Program. Any authorized copies made by you will be deemed to be Loaned Items.

 6.  LICENSED INTERNAL CODE
     If the Loaned Equipment contains Licensed Internal Code (Code), so identified by IBM, IBM grants you a license only to execute such Code to enable the Loaned Equipment to perform in accordance with IBM's official published specifications. You may not reverse assemble, reverse compile, decode, translate, or make any copies of the Code. You must return the original copy of the Code to IBM at the conclusion of the Loan Period.

 7.  DELIVERY AND INSTALLATION
     IBM will deliver the Loaned Items to the location(s) specified in the Attachment.
     You will 1) set-up all Loaned Equipment IBM designates as Customer Set-Up, 2) install all non-IBM equipment and 3) install all Loaned Programs.
     IBM will be responsible for the installation of all other Loaned Items. Installation by IBM will be during IBM's normal business hours.

 8.  RISK OF LOSS OR DAMAGE
     IBM relieves you of the risk of loss of, or damage to, all Loaned Items, except for loss or damage resulting from your breach of this Agreement including use other than Authorized Use.

 9.  SECURITY
     You will provide, at no cost to IBM, adequate security to protect the Loaned Items from theft, damage or misuse.
     You will use reasonable care in the use of all Loaned Items. You will provide an operating environment for the Loaned Items consistent with the related user documentation.
     You will keep the Loaned Items at the location(s) specified in the Attachment. You will not move the Loaned Items to another location without IBM's prior written approval.

10.  SERVICE AND SUPPORT
     IBM will use reasonable efforts to provide or arrange for service and support to cause the Loaned Items to operate in accordance with applicable published specifications.
     You will permit IBM personnel full, free and safe access to your facilities, during normal business hours, for the purpose of inspection, preventive maintenance service or remedial maintenance service.

11.  ALTERATIONS AND ATTACHMENTS
     An alteration to Loaned Equipment may be made only upon IBM's prior written approval. An attachment to Loaned Equipment may be made without notice to IBM.
     You will remove any alteration or attachment and restore Loaned Equipment to its unaltered condition before its return to IBM or upon IBM's notice to you that the alteration or attachment creates a safety hazard or renders maintenance of the Loaned Equipment impractical.

12.  CHANGES
     IBM may make substitutions for Loaned Items or may provide additional items to you during the term of this Agreement. Such additions or deletions will be specified in a revised Attachment.

13.  DISPOSITION OF LOANED ITEMS

Return to IBM

     You will return the Loaned Equipment to IBM at the end of the Loan Period, except as may be provided for in this Section. You will return the Loaned Equipment to IBM in the same condition as when delivered to you, reasonable wear and tear excepted.
     You will return the original and all copies of the Loaned Programs at the end of the Loan Period, except as may be provided for in this Section.
     You will permit IBM personnel access during IBM's normal business hours to allow IBM to remove the Loaned Items.

Acquisition and Continued Licensing

     IBM will determine the availability of Loaned Equipment for your acquisition and Loaned Programs for your continued licensing beyond the applicable Loan Period. You must inform IBM, prior to the end of the applicable Loan Period, of your interest in the acquisition of specific Loaned Equipment or the continued licensing of specific Loaned Programs. IBM will then notify you in writing either 1) of the terms and conditions under which you may acquire such Loaned Equipment or continue to license such Loaned Programs or 2) that the Loaned Items are not available for acquisition or continued licensing.
     Purchase of Loaned Equipment will be governed by the provisions of the IBM Customer Agreement and its applicable Attachments (or any equivalent agreement signed by both of us).
     Continued licensing of Loaned Programs will be governed by the provisions of the applicable IBM license agreement or another supplier's or publisher's license agreement. IBM will identify to you the applicable agreement which governs such licensing.

14.  DISCLAIMER OF WARRANTY
     IBM PROVIDES LOANED ITEMS ON AN "AS IS" BASIS. IBM MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH ITEMS, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.  PATENTS AND COPYRIGHTS
     If the operation of a Loaned Item becomes, or IBM believes is likely to become, the subject of a claim that it infringes a patent or copyright in the United States or Puerto Rico, you will permit IBM, at its option and expense, either to secure the right for you to continue using the Loaned Item or to replace or modify it so that it becomes noninfringing. However, if neither of the foregoing alternatives is available on terms which are reasonable in IBM's judgment, you will return the Loaned Item upon IBM's written request.
     IBM will have no obligation with respect to any such claim based upon your modification of IBM equipment, programs or programming or their combination, operation or use with any non-IBM apparatus, data or programs.
     IBM will not have any liability regarding patent or copyright infringement for non-IBM Loaned Items.
     This Section states IBM's entire obligation to you regarding infringement or the like.

16.  CONFIDENTIAL INFORMATION
     The parties agree that all information exchanged hereunder will be nonconfidential. If the loan requires the exchange of confidential information or includes an unannounced IBM product, such loan will also require that you and IBM enter into a separate confidentiality agreement.

17.  LIMITATION OF REMEDIES
     IBM's entire liability and your exclusive remedy for actual damages from any cause whatsoever relating to the subject matter of this Agreement will be limited to the amount of the actual loss or damage, up to the greater of $100,000 or the charges for the Loaned Item that is the subject of the claim. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to claims by you for bodily injury or damage to real property or tangible personal property for which IBM is legally liable.
     In no event will IBM be liable for any lost profits, lost savings, incidental damages, or other economic consequential damages, even if IBM has been advised of the possibility of such damages. In addition, IBM will not be liable for any damages claimed by you based on any third party claim.
     In no event will IBM be liable for any damages caused by your failure to perform your responsibilities.

18.  GENERAL
     You may not assign this Agreement without IBM's prior written consent. Any attempted assignment without such consent is void.
     Loaned Items are to be installed only in the United States or Puerto Rico. IBM will pay normal transportation charges, both from and to
IBM-designated locations, for each Loaned Item. You will pay any rigging charges. You will furnish all labor for unpacking and packing except as IBM otherwise specifies or when performed at an IBM-designated location.
     IBM may provide services described in this Agreement by using IBM-selected independent contractors.
     Neither party is responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.
     Neither party may bring an action, regardless of form, arising out of this Agreement more than two years after the cause of action arose.
     In the event of the termination or expiration of this Agreement, the provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement shall remain in effect beyond such expiration or termination until fulfilled.
     If there is a conflict between this Agreement and an Attachment, the terms and conditions of the Attachment will prevail. Except as modified by an Attachment, the terms of this Agreement remain in full force and effect. The terms of any Attachment not inconsistent with a subsequent Attachment remain in full force and effect.
     The laws of the State of New York govern this Agreement.

[IBM LOGO]

ATTACHMENT TO EQUIPMENT AND PROGRAM LOAN AGREEMENT
________________________________________________________________________________

Name and Address of Recipient:      IBM Address:          This Agreement number:

                                                              IBM Office number:

Recipient's Installation Address:                               Recipient's IBM
                                                                Customer number:

                                                     Check one of the following:
                                                         Original Attachment ___
                                                          Revised Attachment ___

                                                               Date of Revision:

                                                                Revision number:

LIST OF LOANED ITEMS:


Type/Model   Plant Order   Estimated
or Program    or Serial     Delivery   Return
  Number        Number        Date      Date*        Description        Charges
--------------------------------------------------------------------------------





*To be completed only if earlier than the Agreement Expiration Date specified in this Agreement.


                                 Page __ of __

                                  ATTACHMENT 5

                           TRADEMARK USAGE GUIDELINES


Symantec agrees to comply with the following trademark usage guidelines:

1) Symantec's logo and product name should be the primary identity in Symantec's communications.

2) Information about Symantec and its marketing expertise can be highlighted within the content of the communications (e.g., headline, body copy imagery).

3) Proper trademark attribution must be supplied for each IBM trademark at its first use. Attribution can be in the text or in a footnote. The attribution should be generally of the form "trademark is/are trademarks of the IBM Corporation in the United States and other countries."

4) The first reference in text to all IBM product names should be preceded by IBM.

5) Each trademark must be used as an adjective qualifying a noun that is a generic description of the product. The trademark should also be used in the singular form.

6) Capitalize the initial letter of each IBM product name, unless the trademarked name is different; in this case write it as it is trademarked.

7)   Do not misspell or use lower case letters when using the name IBM in text.

8) The proper and complete name of an IBM product must be used in the first or most prominent reference to the product.

9) Symantec's materials must be clearly perceived as communications from Symantec and not IBM.

10) Symantec will not reference IBM products and services for which it is not authorized.

11)  Symantec will not disparage IBM or competitive products or services.

12) If Symantec references IBM products and non-IBM products together, the IBM content must be at least equal in size to the other brands.

13) Symantec will not use any IBM trademark or product name in a telephone number that will be promoted using alphabetic rather than numeric characters, or in a domain name, URL, or e-mail address.